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 As filed with the Securities and Exchange Commission on June 25, 2002 Reg. No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                         LUCAS EDUCATIONAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                     62-1690722
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    identification No.)

                         2591 Dallas Parkway - Suite 102
                                Frisco, TX 75034
                                 (469) 633-0100
                    (Address of principal executive offices)
                  --------------------------------------------

                            EMPLOYEE STOCK PLAN 2002
                              (Full title of plan)

                         -------------------------------

                                 Kevin B. Halter
                                    President
                         2591 Dallas Parkway, Suite 102
                                Frisco, TX 75034
                                 (469) 633-0100
          (Telephone number, including area code of agent for service)




                         CALCULATION OF REGISTRATION FEE
=====================================================================================
                                    Proposed        Proposed
                                    maximum         maximum Aggregate   Amount of
Title of securities   Amount to be  offering price  offering            Registration
to be registered      Registered    per share       Price               fee
=====================================================================================
Common Stock            500,000       $ 0.12         $ 60,000            $5.52
($.001 par value)
=====================================================================================
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Estimated  solely for the purpose of determining the amount of registration  fee and  pursuant to Rules 457(c) and 457 (h) of the General  Rules and  Regulations
under the  Securities  Act of 1993,  based upon the average of the bid and asked prices per share of the  registrant's  common  stock  reported by the OTC Nasdaq
Stock Market on June 20, 2002.

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.  Plan  Information.*

Item 2.  Registrant  Information  and  Employee  Plan  Annual  Information.*


         *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation  of  Documents  by  Reference

The following documents filed by Lucas Educational Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) the Company's annual report on Form 10-K for the fiscal year ended March 31, 2002 and March 31, 2001;

(b) all other reports filed by the Company pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2002 through the date hereof;

(c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description  of  Securities

         Not  applicable.

Item 5.  Interests  of  Named  Experts  and  Counsel

         Not  applicable.

Item 6.  Indemnification  of  Directors  and  Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that a director of the Corporation shall not be personally liable for monetary damages to the Corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.



Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

See - Exhibits and Exhibit Index below.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes::

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frisco, State of Texas on June 25, 2002.

                                    Lucas Educational Systems, Inc.



                                    By  /s/  Kevin B. Halter
                                    --------------------------------------------
                                    Kevin B. Halter, President & Chief Executive
                                    Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature               Title                                  Date
---------               -----                                  ----

/s/Kevin B. Halter,  Chairman of the Board of Directors        June 25, 2002
------------------   and Chief Executive Officer





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                                INDEX TO EXHIBITS



5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

23.1     Legal Consent (included in Exhibit 5.1

23.2     Accountants Consent

10.1     Employee Stock Plan